Exhibit 10.8

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION THEREFROM UNDER THE ACT, THE RULES AND REGULATIONS THEREUNDER AND APPLICABLE STATE LAWS. THE TRANSFER OF THIS NOTE IS SUBJECT TO THE CONDITIONS AND RESTRICTIONS SPECIFIED IN THE NOTE PURCHASE AND SECURITY AGREEMENT DATED AS OF SEPTEMBER 21, 2007 BY AND AMONG THE COMPANY AND THE PURCHASERS PARTY THERETO. EACH HOLDER HEREOF BY VIRTUE OF HOLDING THIS NOTE, SHALL COMPLY WITH, AND BE DEEMED TO HAVE AGREED TO COMPLY WITH SUCH CONDITIONS AND RESTRICTIONS.

PERFECT LINE, INC.

SECURED PROMISSORY NOTE DUE SEPTEMBER 13, 2011

No. 2007-__	Issued: September 21, 2007
Matures: September 13, 2011

FOR VALUE RECEIVED, the undersigned, PERFECT LINE, INC., an Indiana corporation (the “Company”), hereby promises to pay to ___________________________________ (the “Holder”) or assigns, the principal sum of _______________________ Dollars of the United States of America on September 13, 2011 (minus any portion of such principal amount prepaid prior to such date), together with interest on the unpaid principal balance existing from time to time prior to maturity at a rate per annum equal to Sixteen Percent (16.0%), together with reasonable attorneys’ fees and other costs incurred in collecting or enforcing payment hereof and without relief from valuation and appraisement laws. Capitalized terms used but not defined herein have the respective meanings given to such terms in the Note Purchase Agreement referenced below.

Such principle and interest shall be paid weekly, in arrears, on the balance of outstanding principal for the exact number of days such principal remains outstanding and shall be computed on the basis of a seven (7) day week.

Principal and interest under this Note shall be due and payable as follows:

1.           Weekly principle and interest payments of $_________ due under this Note shall be due and payable in arrears on Tuesday of each week, commencing _______________; and

2.           the entire unpaid balance of principal and all accrued and unpaid interest, shall be due and payable on September 13, 2011.

If any installment of principal or interest under this Note is payable on a day other than a business day, the maturity of such installment shall be extended to the next succeeding business day, but interest shall be payable during such extension of maturity.

The Maker has the right to redeem all or a portion of the notes for cash at any time after May 1, 2008. In each case, upon at least two business days’ prior notice, we will pay a purchase price of: (i) if the repurchase occurs prior to September 13, 2010, 105% of the outstanding principal amount, plus accrued and unpaid interest, if any, or (ii) if the repurchase occurs after September 13, 2010 but prior to maturity, 102.5% of the outstanding principal amount, plus accrued and unpaid interest, if any. The Holder or assigns has the right to require the Company to repurchase all or a portion of the notes for cash upon the happening of certain events set in Section 5.4 of the Note Purchase Agreement (as defined below).

Payments of principal of, and interest on this Note are to be made in lawful money of the United States of America at:

_________________________
_________________________
_________________________
_________________________

or such other place as the Holder may designate in writing.

This Note is one of the Notes (the “Notes”) issued pursuant to the Note Purchase and Security Agreement, dated as of September 21, 2007 (as from time to time amended, the “Note Purchase Agreement”), among the Company and the several Purchasers named therein and is entitled to the benefits thereof including the grant of a security interest in certain assets of the Company pursuant to Article 8 of the Note Purchase Agreement. In the event of any conflict between the terms of this Note and the Note Purchase Agreement, the terms of the Note Purchase Agreement shall prevail.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, and with the effect provided in the Note Purchase Agreement.

The Company and all endorsers, guarantors, sureties, accommodation parties hereof and all other parties liable or to become liable for all or any part of this indebtedness, severally waive presentment for payment, notice of dishonor, protest, notice of protest, and notice of nonpayment of this Note and expressly agree that this Note and any payment coming due under it may be extended or otherwise modified from time to time without in any way affecting their liability hereunder.

Notice of acceptance of this Note is hereby waived.

This Note and the Note Purchase Agreement and all issues hereunder and thereunder shall be governed by and construed in accordance with the internal laws of the State of Indiana

PERFECT LINE, INC.

By	:____________________________________

William R. Donaldson

Chairman and Chief Executive Officer

For good and valuable consideration received, and in consideration of all loans, advances or other financial accommodations made or afforded to Perfect Line, Inc. by the holder of this Note pursuant to this Note and the Note Purchase Agreement (collectively, the “Obligations”), the undersigned hereby absolutely and unconditionally guarantees the full and prompt payment and performance of the Obligations when due, whether by acceleration or otherwise.

INTERACTIVE MOTORSPORTS AND ENTERTAINMENT CORP.

By:________________________________________

William R. Donaldson
Chairman and Chief Executive Officer